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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2013

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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________________________

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
_______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
On October 9, 2013, EZCORP, Inc. (the “Company”), and Madison Park, LLC (“Madison Park”), a business and financial advisory firm wholly-owned by Phillip E. Cohen, the beneficial owner of all of the Company’s outstanding Class B Voting Common Stock, agreed to extend the Company’s engagement of Madison Park for an additional year (through September 30, 2014) on the same terms and conditions (including those relating to fees and expenses) as applicable to the fiscal 2013 engagement.
Summary of Terms - Under the terms of the extended engagement, Madison Park will continue to provide advisory services related to the Company’s business and long-term strategic plan, including (a) identifying, evaluating and negotiating potential acquisitions and strategic alliances, (b) assessing operating and strategic objectives, including new business development, (c) assisting in international business development and strategic investment opportunities that complement the Company’s business lines and strategic objectives, (d) analyzing financial condition and results of operations, evaluating strengths and weaknesses of financial performance and recommending measures to improve performance, (e) advising on dividend policy and corporate transactions, such as stock repurchases, splits, recapitalizations and restructurings, (f) providing briefings on business strategy to the Board of Directors from time to time, (g) advising on investor relations and relations with investment bankers, securities analysts and other members of the financial services industry and (h) performing such other services as are reasonably requested by the Company. In exchange for those services, the Company will continue to pay Madison Park a retainer fee of $600,000 per month and will reimburse Madison Park for its out-of-pocket expenses incurred in connection with the engagement. The Company will indemnify Madison Park (and its officers, directors, employees and affiliates) from and against all claims, costs, liabilities and damages related to or arising out of the extended engagement (except to the extent that any claim, cost, liability or damage results from the recklessness, willful misconduct or bad faith of the indemnified party). The extended engagement runs through September 30, 2014, but either party may terminate the agreement at any time on 30 days’ written notice to the other party.
A copy of the original advisory services agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 28, 2012 and is incorporated by reference herein as Exhibit 10.1. A copy of the letter agreement extending the engagement through September 30, 2014 is filed as Exhibit 10.2 and incorporated by reference herein.
Board Governance Process - The extension of the engagement of Madison Park was identified and acknowledged by the Company’s Board of Directors as a related party transaction that was subject to the Company’s Policy for Review and Evaluation of Related Party Transactions. Under that policy, the Audit Committee (comprised entirely of independent, non-employee directors) is responsible for reviewing, evaluating, approving or taking other action with respect to related party transactions on behalf of, and with full power and authority of, the Board of Directors. Acting under that policy, the Audit Committee implemented measures designed to ensure that the extended engagement was considered, analyzed, negotiated and approved objectively. Those measures included the following:

•
The Audit Committee engaged a qualified, independent financial advisory firm for the purpose of evaluating the proposed extension agreement relative to comparable market rates for the services contemplated by the agreement, and that firm counseled and advised the committee in the course of its consideration and evaluation of the Madison Park relationship and the proposed terms of the extended engagement.

•
The Audit Committee sought, received and relied upon an opinion from that independent financial advisory firm to the effect that the consideration to be paid to Madison Park pursuant to the extension agreement is fair to the Company from a financial point of view.

With those measures, the Audit Committee evaluated and considered the following information, among other things:

•
The committee’s financial advisor prepared, and presented to the committee, a report that analyzed numerous separate comparable public company advisory engagements. That report described the structure of the contracted fee and compared the amount of the fee to various financial metrics such as revenues and EBITDA.

•
The committee considered whether the Company continues to need services provided by Madison Park and whether there were alternative sources for those services. The committee concluded that the services provided by Madison Park under previous contracts, including the fiscal 2013 engagement, had been essential to the Company’s growth and diversification of its business and that these types of services would be critical to continue that successful growth and diversification. Further, the committee concluded that, given the current challenging market environment, the advice, counsel and guidance provided by Madison Park, as well as Madison Park’s contacts and perspectives on financing transactions, capital deployment strategies and strategic acquisition opportunities, would be critical to shaping and executing the Company’s strategic plans, both short-term and long-term.

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The committee also concluded that, given the Company’s unique business and based on the committee’s prior investigations, it was unlikely that any other financial or strategic advisor would have the specific expertise to provide the services the Company needs. A necessary element to this conclusion was the unique capabilities and expertise of Madison Park and its principal, Mr. Cohen, including long-term experience and high-level strategic, industry-specific expertise.

•
The committee again considered a multi-year, performance-based arrangement, but ultimately concluded that an extension for an additional year of the fiscal 2013 fixed-fee arrangement was in the best interests of the Company at this time.

•
In the context of an analysis of the historical and proposed fee amounts compared with the Company’s historical and projected financial results, as well as the analytical data provided by the committee’s financial advisor, the committee considered whether the proposed retainer fee was appropriate, given the Company’s need for the services and Madison Park’s unique ability to provide them. The committee observed that the amount of the proposed fee generally fell within the ranges indicated by the comparable data, albeit at the upper portions of those ranges. Given the unique expertise provided by Madison Park and the Company’s need for that unique expertise, the committee concluded that a fee in the upper portions of the comparable ranges was justified, particularly given the strategic challenges facing the company over the next year. The committee considered that the Company’s EBITDA performance over the past year has been adversely affected by factors beyond management’s control (specifically, the continued challenging gold environment) and the Company’s decision to invest in future growth opportunities, and noted that the need to formulate and execute strategic plans to address and adapt to those continuing challenges created a continuing, if not enhanced, need for the unique expertise and services provided by Madison Park.

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After discussion and analysis, the committee concluded that, under reasonable analytical methodologies, the proposed fee appeared to be within the range indicated by the comparative data, particularly when the Company’s unique needs and Madison Park’s unique abilities were considered.

After consideration and discussion of this information and other factors, the information and fairness opinion provided by its independent financial advisory firm and the relationships and the interests of Mr. Cohen, the Audit Committee concluded that the proposed extended engagement for fiscal 2014 was fair to, and in the best interests of, the Company and its stockholders and, on that basis, approved the extended engagement of Madison Park pursuant to the extension agreement.

Item 9.01 - Financial Statements and Exhibits.
(d)    Exhibits.

10.1
Advisory Services Agreement, dated as of October 1, 2012, between EZCORP, Inc. and Madison Park, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated September 28, 2012 (Commission File No. 0-19424))

10.2*	Letter Agreement, dated October 9, 2013, between EZCORP, Inc. and Madison Park, LLC extending the engagement of Madison Park through September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	October 15, 2013	By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Advisory Services Agreement, dated as of October 1, 2012, between EZCORP, Inc. and Madison Park, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated September 28, 2012 (Commission File No. 0-19424))

10.2*	Letter Agreement, dated October 9, 2013, between EZCORP, Inc. and Madison Park, LLC extending the engagement of Madison Park through September 30, 2014
*    Filed herewith.

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